Exhibit 10.2

EXECUTION VERSION

FIRST AMENDMENT

This FIRST AMENDMENT, dated as of September 16, 2016 (this “Amendment Agreement”), to the TERM LOAN CREDIT AGREEMENT dated as of October 1, 2015 (the “Existing Credit Agreement”), among Beacon roofing supply, inc., a Delaware corporation (the “Borrower”), the lenders party thereto and CITIBANK, N.A., as Administrative Agent (the “Administrative Agent”) (capitalized terms used but not defined herein having the meaning provided in the Existing Credit Agreement).

WITNESSETH

WHEREAS, Wells Fargo Securities, LLC and Citibank, N.A. have been appointed to act as joint lead arrangers and joint bookrunners in connection with this Agreement (in such capacities, the “Arrangers”);

WHEREAS, pursuant to the Existing Credit Agreement, the Existing Term Loan Lenders (as defined below) have made Initial Term Loans to the Borrower on the terms and subject to the conditions set forth therein;

WHEREAS, each lender holding outstanding Initial Term Loans immediately prior to the First Amendment Effective Date (as defined below) (each, an “Existing Term Loan Lender”) that executes and delivers a signature page to this Amendment Agreement as a “Continuing Term Loan Lender” (each, a “Continuing Term Loan Lender”) at or prior to 5:00 p.m., New York City time, on September 15, 2016 (the “Signing Date and Time”) will have agreed to the terms of this Amendment Agreement upon the effectiveness of this Amendment Agreement on the First Amendment Effective Date. Each Existing Term Loan Lender that does not execute and deliver a signature page to this Amendment Agreement at or prior to the Signing Date and Time (each, a “Departing Term Loan Lender”) will be deemed not to have agreed to this Amendment Agreement, and will be subject to the mandatory assignment provisions of Section 6.12(b) of the Amended Credit Agreement (as defined below) upon the effectiveness of this Amendment Agreement on the First Amendment Effective Date (it being understood that the interests, rights and obligations of the Departing Term Loan Lenders under the Loan Documents will be assumed by Wells Fargo Bank, National Association (“Wells Fargo”, in such capacity, the “New Lender”), in accordance with Section 6.12(b) of the Amended Credit Agreement and Section 2 hereof);

WHEREAS, effective as of the First Amendment Effective Date, the New Lender will constitute, and each Continuing Term Loan Lender will continue to constitute, a “Term Loan Lender” and a “Lender” for all purposes of the Amended Credit Agreement and the other Loan Documents; and

WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended (as so amended, the “Amended Credit Agreement”), to provide for:

(a)	the reduction of the Applicable Margin applicable to the Initial Term Loans;

(b)	the reduction of the LIBOR Rate and Base Rate “floor” applicable to the Initial Term Loans; and

(c)	the addition and/or modification of certain other provisions, as reflected herein.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.          Amendment of the Existing Credit Agreement. Effective as of the First Amendment Effective Date, the Existing Credit Agreement is hereby amended as follows:

(a)          The following definitions are added in the appropriate alphabetical order to Section 1.1 of the Existing Credit Agreement:

“Bail-In Action” means, as to any EEA Financial Institution, the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of such EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“First Amendment” shall mean that certain First Amendment to the Term Loan Credit Agreement, dated as of the First Amendment Effective Date, among, inter alia, the Borrower, the Administrative Agent and the Term Loan Lenders party thereto.

“First Amendment Effective Date” means September 16, 2016.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)          The definition of the term “Applicable Margin” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Applicable Margin” means, as of any date, with respect to Initial Term Loans, a percentage per annum equal to (i) for any day up to (but excluding) the First Amendment Effective Date, (x) in the case of Initial Term Loans maintained as Base Rate Loans, 2.00%, and (y) in the case of Initial Term Loans maintained as LIBOR Loans, 3.00%, and (ii) for any day from (and including) the First Amendment Effective Date and thereafter, (x) in the case of Initial Term Loans maintained as Base Rate Loans, 1.75%, and (y) in the case of Initial Term Loans maintained as LIBOR Loans, 2.75%.

(c)          The definition of the term “Base Rate” is hereby amended by replacing the “2.00%” that appears in clause (d) of such definition with “1.75%”.

(d)          The definition of the term “LIBOR Rate” is hereby amended by replacing the “1.00%” that appears in the proviso of such definition with “0.75%”.

(e)          Section 5.4(b) is hereby amended by adding immediately after the phrase “Closing Date” that appears in the first sentence of such section the following phrase:

“or at any time after the First Amendment Effective Date and prior to the date that is six months after the First Amendment Effective Date”

(f)          Section 6.2 is hereby amended to add the following sentence after the last sentence of such section:

“Notwithstanding any other provision contained herein to the contrary, the last day of each Interest Period in effect with respect to each LIBOR Rate Loan outstanding immediately prior to the First Amendment Effective Date shall be deemed to be the First Amendment Effective Date and on the First Amendment Effective Date, the Borrower shall pay interest on the unpaid principal amount of each LIBOR Rate Loan that is accrued and unpaid to (but excluding) the First Amendment Effective Date at the rate per annum applicable to such Interest Period under Section 6.1(a). Each LIBOR Rate Loan outstanding as of the First Amendment Effective Date will be deemed continued on the First Amendment Effective Date as a new LIBOR Rate Loan with an initial Interest Period as set forth on the Notice of Conversion/Continuation delivered to the Administrative Agent on the First Amendment Effective Date.

(g)          Section 6.12(b)(ii) is hereby amended to delete the text, immediately following the word “from” through the end of such clause, and adding the following in lieu thereof:

“(x) the assignee (to the extent of such outstanding principal), (y) the assignee and/or, with the Borrower’s prior consent, the Borrower (to the extent of such outstanding accrued interest and fees) or (z) the Borrower (in the case of all other amounts)”

(h)          Section 6.12 is hereby amended to add the following new clause (c) at the end thereof:

“(c) Each party hereto agrees that an assignment and delegation required pursuant to clause (b) above may, at the Administrative Agent’s request and notwithstanding anything in Section 13.10 or elsewhere herein to the contrary, be effected pursuant to an assignment and assumption agreement (or any other written instrument), in each case, in a form acceptable to the Administrative Agent, executed by the Borrower, the Administrative Agent and the assignee, and that the Lender required to make such assignment and delegation need not be a party thereto.”

(i)          Article XIII of the Existing Credit Agreement is hereby amended to add the following new Section 13.22 in the appropriate numerical order:

“SECTION 13.22. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto or to any other Loan Document, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)          the effects of any Bail-in Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document, or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.”

SECTION 2.          Concerning the Term Loan Lenders and Initial Term Loans. (a) Subject to the terms and conditions set forth herein and in the Amended Credit Agreement, on the First Amendment Effective Date, (i) the New Lender shall become, and each Continuing Term Loan Lender shall continue to be, a “Term Loan Lender” under the Amended Credit Agreement and (ii) the New Lender shall have, and each Continuing Term Loan Lender shall continue to have, all the rights and obligations of a “Term Loan Lender” and a “Lender” holding an Initial Term Loan under the Amended Credit Agreement.

(b)          Pursuant to Section 6.12(b) of the Amended Credit Agreement, on the First Amendment Effective Date, each Departing Term Loan Lender shall be deemed to have assigned and delegated its Initial Term Loans to Wells Fargo, as assignee, at a purchase price equal to par (the “Purchase Price”) and Wells Fargo agrees to assume the Initial Term Loans of such Departing Term Loan Lender. Upon (i) payment to a Departing Term Loan Lender of (x) the Purchase Price with respect to its Initial Term Loans, (y) accrued and unpaid interest to (but excluding) the First Amendment Effective Date and (z) all other amounts payable to such Departing Term Loan Lender under the Loan Documents (including any amounts under Section 6.9 of the Existing Credit Agreement), which, in the case of clauses (y) and (z) shall be paid by the Borrower and (ii) the satisfaction of the conditions set forth in Section 6.12(b) of the Amended Credit Agreement, such Departing Term Loan Lender shall cease to be a party to the Existing Credit Agreement with respect to the Initial Term Loans so assigned (and shall not become a party to the Amended Credit Agreement).

(c)          Subject to the terms and conditions set forth herein, on the First Amendment Effective Date, each Continuing Term Loan Lender agrees (x) if the aggregate principal amount of such Continuing Term Loan Lender’s Initial Term Loans immediately prior to the First Amendment Effective Date exceeds the aggregate principal amount of Initial Term Loans such Continuing Term Loan Lender will be allocated as of the First Amendment Effective Date, to assign to Wells Fargo, for a purchase price equal to par, a portion of its Initial Term Loans having an aggregate principal amount equal to the aggregate principal amount of such Continuing Term Loan Lender’s Initial Term Loans immediately prior to the First Amendment Effective Date less the aggregate principal amount of Initial Term Loans such Continuing Term Loan Lender will be allocated as of the First Amendment Effective Date (as disclosed to such Continuing Term Loan Lender and the Administrative Agent by Wells Fargo prior to the date hereof) and Wells Fargo agrees to assume such portion of the Initial Term Loans of such Continuing Term Loan Lender or (y) if the aggregate principal amount of Initial Term Loans such Continuing Term Loan Lender will be allocated as of the First Amendment Effective Date exceeds the aggregate principal amount of such Continuing Term Loan Lender’s Initial Term Loans immediately prior to the First Amendment Effective Date, to assume from Wells Fargo, for a purchase price equal to par, the aggregate principal amount of Initial Term Loans such Continuing Term Loan Lender will be allocated as of the First Amendment Effective Date (as disclosed to such Continuing Term Loan Lender and the Administrative Agent by Wells Fargo prior to the date hereof) less the aggregate principal amount of the Initial Term Loans of such Continuing Term Loan Lender immediately prior to the First Amendment Effective Date.

(d)          The New Lender, by delivering its signature page to this Amendment Agreement and assuming Initial Term Loans in accordance with Section 2 hereof, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by the Administrative Agent (including in its capacity as “collateral agent” under the Loan Documents), the Required Lenders or any other Lenders, as applicable, on the First Amendment Effective Date.

(e)          The Administrative Agent, by delivering its signature page to this Amendment Agreement, consents to this Amendment Agreement and confirms that the New Lender is acceptable to it.

SECTION 3.          Conditions to Effectiveness of Agreement. The amendment of the Existing Credit Agreement and associated provisions set forth herein shall become effective as of the first date on which the following occur or have been waived in accordance with Section 13.2 of the Existing Credit Agreement (the “First Amendment Effective Date”):

(a)          The Administrative Agent shall have received duly executed counterparts of (i) this Amendment Agreement from (A) the Borrower, (B) Continuing Term Loan Lenders constituting the Required Lenders, (C) the New Lender and (D) the Administrative Agent and (ii) the Reaffirmation Agreement attached hereto from each Credit Party.

(b)          The Borrower shall have paid to the Administrative Agent, for the account of the Existing Term Loan Lenders, accrued and unpaid interest to (but excluding) the First Amendment Effective Date and, for the account of the Departing Term Loan Lenders only, any other amounts payable to them in connection with this Amendment Agreement in accordance with the terms of the Loan Documents. In addition, the Borrower shall have paid all fees and other amounts due and payable on or prior to the First Amendment Effective Date pursuant to this Amendment Agreement or as separately agreed by the Borrower and any of the Arrangers and the Borrower shall also have reimbursed all reasonable and invoiced out-of-pocket expenses of the Administrative Agent and the Arrangers relating hereto (including those of counsel to the Administrative Agent and the Arrangers).

(c)          At the time of and immediately after giving effect to this Amendment Agreement, no Default or Event of Default shall have occurred and be continuing or would result therefrom.

(d)          The representations and warranties made or deemed to be made in Section 4 of this Amendment Agreement shall be true and correct in all material respects, except for any such representation or warranty that is qualified by materiality or by reference to Material Adverse Effect, which shall be true and correct in all respects.

(e)          The Administrative Agent shall have received a certificate, dated the First Amendment Effective Date and signed by an officer of the Borrower, certifying to the matters set forth in clauses (c) and (d) of this Section 3.

(f)          [reserved]

(g)          The Borrower shall have given notice to the Administrative Agent and each Departing Term Loan Lender as required by Section 6.12(b) of the Existing Credit Agreement.

(h)          The Administrative Agent shall have received a Notice of Conversion/Continuation from the Borrower with respect to the Initial Term Loans.

The Administrative Agent shall notify the Borrower, the Existing Term Loan Lenders and the New Lender of the First Amendment Effective Date and such notice shall be conclusive and binding. Notwithstanding the foregoing, this Amendment Agreement shall not become effective, and the obligations of the applicable Continuing Term Loan Lenders and the New Lender to assume Initial Term Loans as provided for herein will automatically terminate, if each of the conditions set forth or referred to in this Section 3 has not been satisfied at or prior to 11:59 p.m., New York City time, on September 16, 2016 (it being understood that any such failure of this Amendment Agreement to become effective will not affect any rights or obligations of any Person under the Existing Credit Agreement).

SECTION 4.          Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and each Lender on the First Amendment Effective Date that:

(a)          This Amendment Agreement has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable Debtor Relief Laws or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)          The representations and warranties of each Credit Party set forth in the Loan Documents are true and correct in all material respects, except for any such representation or warranty that is qualified by materiality or by reference to Material Adverse Effect, which are true and correct in all respects, in each case on and as of the First Amendment Effective Date with the same effect as of made on and as of the First Amendment Effective Date (except for any such representation or warranty that by its terms is made only as of an earlier date, which representation and warranty is true and correct in all material respects as of such earlier date, except for any such representation and warranty that is qualified by materiality or by reference to Material Adverse Effect, which are true and correct in all respects as of such earlier date), and except that the phrase “After giving effect to the Transactions” in Section 8.16 shall be deemed to be “After giving effect to the transactions to be consummated on the First Amendment Effective Date”.

(c)          No Default or Event of Default has occurred and is continuing or would result from this Amendment Agreement.

SECTION 5.          Effects on Loan Documents; No Novation. (a) Except as expressly set forth herein, this Amendment Agreement shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Amended Credit Agreement or any other Loan Document, all of which shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(b)          The execution, delivery and effectiveness of this Amendment Agreement shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents. Nothing herein shall be deemed to entitle the Borrower or any other Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances.

(c)          On and after the First Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the “Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import (in each case, if referring to the Existing Credit Agreement) in any other Loan Document, shall be deemed a reference to the Amended Credit Agreement. The Borrower and the other parties hereto acknowledge and agree that this Amendment Agreement shall constitute a Loan Document for all purposes of the Existing Credit Agreement, the Amended Credit Agreement and the other Loan Documents.

(d)          Neither this Amendment Agreement nor the effectiveness of the Amended Credit Agreement shall extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the Lien or priority of any Security Document or any other security therefor or any guarantee thereof. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Existing Credit Agreement or the Security Documents or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Amendment Agreement, the Amended Credit Agreement or any other document contemplated hereby or thereby shall be construed as a release or other discharge of any Credit Party under any Loan Document from any of its obligations and liabilities thereunder.

SECTION 6.          Acknowledgement. Each party hereto hereby acknowledges and agrees that this Amendment Agreement constitutes a written instrument of assignment and delegation as required by Section 6.12(b) of the Amended Credit Agreement.

SECTION 7.          Further Assurances. The Borrower and each other Credit Party agrees to take any further action that is reasonably requested by Administrative Agent to effect the purposes of this Amendment Agreement and the transactions contemplated hereby.

SECTION 8.          GOVERNING LAW, JURISDICTION, WAIVER OF JURY TRIAL. THE PROVISIONS OF SECTIONS 13.5 AND 13.6 OF THE EXISTING CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

SECTION 9.          Counterparts. This Amendment Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment Agreement.

SECTION 10.         Notices. All notices, requests and demands to or upon the respective parties hereto shall be given in the manner, and become effective, as set forth in Section 13.1 of the Amended Credit Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

BEACON ROOFING SUPPLY, INC.

By:	/s/ Joseph M. Nowicki
Name: Joseph M. Nowicki
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to First Amendment to Term Loan Credit Agreement]

CITIBANK, N.A., as the Administrative Agent and Collateral Agent

By:	/s/ Justin Tichaver
Name: Justin Tichaver
Title: Director

[Signature Page to Reaffirmation]